SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 11, 2021

Waste Management, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-12154	73-1309529
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 Capitol Street, Suite 3000, Houston, Texas	77002
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone number, including area code: (713) 512-6200

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

   Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	WM	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

At the Annual Meeting of Stockholders of Waste Management, Inc. (the “Company”) held on May 11, 2021, a total of 361,800,683 shares of the Company’s common stock, out of a total of 422,040,583 shares of common stock outstanding and entitled to vote, were present in person or represented by proxies. The proposals set forth below were voted on by the Company’s stockholders. Each of the director nominees was elected, and the Company’s stockholders approved proposals 2 and 3.

1.	Election to the Company’s Board of Directors of the following nine director nominees:

	Number of	Number of		Broker
Name	Affirmative Votes	Negative Votes	Abstentions	Non-Votes
James C. Fish, Jr.	314,060,206	712,781	366,211	46,661,485
Andrés R. Gluski	312,409,736	2,354,999	374,463	46,661,485
Victoria M. Holt	313,031,924	1,764,533	342,741	46,661,485
Kathleen M. Mazzarella	312,032,643	2,671,157	435,398	46,661,485
Sean E. Menke	313,727,720	1,027,234	384,244	46,661,485
William B. Plummer	289,323,558	25,435,774	379,866	46,661,485
John C. Pope	265,312,283	49,425,973	400,942	46,661,485
Maryrose T. Sylvester	313,511,716	1,277,094	350,388	46,661,485
Thomas H. Weidemeyer	301,298,373	13,445,433	395,392	46,661,485

2.	Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021:

For	Against	Abstentions
356,846,416	4,336,527	617,740

3.	Approval, by non-binding vote, of the Company’s executive compensation as described in the Company’s 2021 proxy statement:

For	Against	Abstentions	Broker Non-Votes
291,837,786	22,380,087	921,325	46,661,485

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

WASTE MANAGEMENT, INC.

Date: May 13, 2021	By:	/s/ Charles C. Boettcher
Charles C. Boettcher
Executive Vice President, Corporate Development and Chief Legal Officer